Exhibit 99.1

Contact:	Timothy R. Yost Chief Financial Officer (202) 777-5455 heroldl@executiveboard.com	2000 Pennsylvania Avenue, N.W. Suite 6000 Washington, D.C. 20006 www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD DECLARES QUARTERLY CASH DIVIDEND
WASHINGTON, D.C. (August 4, 2006) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced that its Board of Directors has approved a 2006 third-quarter cash dividend on its common stock of $0.30 per share. The Company will fund its dividend payments with cash on hand and cash generated from operations. The dividend is payable on September 29, 2006, to stockholders of record at the close of business on September 15, 2006.
The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,800 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.